UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three First National Plaza, Chicago, Illinois		60602-4260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 726-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03. Material Modifications to Rights of Security Holders.

The Board of Directors of Sara Lee Corporation, a Maryland corporation ("Sara Lee"), has approved Amendment No. 2 ("Amendment No. 2") to the Rights Agreement dated as of March 31, 2005 by and among Sara Lee and EquiServe Trust Company, N.A., a national association and successor in interest to First Chicago Trust Company of New York ("EquiServe"), as Rights Agent, as amended on June 1, 2002 (the "Rights Agreement"). As more fully described in and subject to the terms thereof, the Rights Agreement generally gives holders of Sara Lee's common stock rights to acquire additional securities of Sara Lee upon the occurrence of specified events. Amendment No. 2 amends the Rights Agreement to (a) eliminate all requirements that certain actions, approvals and determinations to be taken by Sara Lee’s Board of Directors be taken or approved by a majority of the "Continuing Directors," and (b) cure ambiguities and make certain other technical changes.

Amendment No. 2 deletes from the Rights Agreement provisions that are commonly referred to as "slow hand" provisions. Prior to the adoption of Amendment No. 2, if Sara Lee's Board of Directors desired to redeem outstanding rights after an unsolicited bidder became a 15% or greater stockholder, then a majority of Sara Lee's "Continuing Directors" was required to authorize such redemption. A "Continuing Director" was defined as any director who is not a "Future Director," which in turn was defined as any director who is not (a) a 15% or greater stockholder, and who is not an affiliate, associate, representative or nominee of a 15% or greater stockholder, or (b) a person who was not a Sara Lee director immediately prior to the time the bidder first became a 15% or greater stockholder; however, no director remained a Future Director for more than 180 days after the later of the date (i) the bidder first became a 15% or greater stockholder, or (ii) the director was elected to the Board. Amendment No. 2 eliminates all references to "Continuing Director" and "Future Director."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

April 1, 2005	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary